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                                  EXHIBIT 23.02

                       Consent of Independent Auditors
                       -------------------------------


The Board of Directors
Macromedia, Inc. and Subsidiaries:


We consent to incorporation by reference in the registration statement on Form S-8 of Macromedia, Inc. of our report dated May 6, 1997, relating to the consolidated balance sheets of Macromedia, Inc. and subsidiaries as of March 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1997, and the related schedule, which report appears in the March 31, 1997, annual report on Form 10-K of Macromedia, Inc.

As indicated in our report, we did not audit the financial statements of Altsys Corporation, a company acquired by Macromedia, Inc. in a business combination accounted for as a pooling of interests for the nine months ended September 30, 1994. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Altsys Corporation for such periods, is based solely on the report of the other auditors.


KPMG Peat Marwick LLP

Palo Alto, California
October 30, 1997














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